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                                                                    EXHIBIT 23.2

            [Letterhead of Alex Sheshunoff & Co. Investment Banking]

            CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING L.P.

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Whitney Holding Corporation of our opinion, dated _______________, 2000 with respect to the merger between Prattville Financial Services Corporation and Whitney Holding Corporation, and to our firm, respectively, included in the Registration Statement of Whitney Holding Corporation and to the inclusion of such opinion as an appendix to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 ALEX SHESHUNOFF & CO.
                                 INVESTING BANKING LP


                                 By: /s/ James E. Magee
                                    --------------------------------------------
                                         James E. Magee

Austin, TX
November 20, 2000